Exhibit 10.2

MASTECH DIGITAL, INC.

2019 EMPLOYEE STOCK PURCHASE PLAN

1.	Purpose.

MASTECH DIGITAL, INC., a Pennsylvania corporation, hereby adopts the Mastech Digital, Inc. 2019 Employee Stock Purchase Plan (the “Plan”). The Plan is intended to encourage and facilitate the purchase of shares of common stock of Mastech Digital, Inc. (the “Company”) by Eligible Employees of the Company and any Participating Companies, thereby providing such Eligible Employees with a personal stake in the Company and a long-range inducement to remain in the employ of the Company and Participating Companies. It is the intention of the Company that the Plan qualify as an “employee stock purchase plan” within the meaning of section 423 of the Code.

2.	Definitions.

(a) “Account” means a bookkeeping account established by the Committee on behalf of a Participant to hold Payroll Deductions.

(b) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, the term “control,” including its correlative terms “controlled by” and “under common control with,” mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

(c) “Board” means the Board of Directors of the Company.

(d) “Brokerage Account” means the brokerage account established under the Plan by the Company for each Participant, to which Shares purchased under the Plan shall be credited.

(e) “Change of Control” means the occurrence of any of the following events:

(1) The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Act) (a “Person”) (other than the Company, a Subsidiary or any of their respective benefit plans or affiliates within the meaning of Rule 144 under the Securities Act of 1933, as amended) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 30% or more of either (i) the then outstanding shares of the common stock of the Company (the “Outstanding Stock”), or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Company Voting Securities”); or

(2) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the Effective Date whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act) or

(3) Approval by the stockholders of the Company of a reorganization, merger or consolidation or similar form of corporate transaction, involving the Company or any of its Subsidiaries (a “Business Combination”), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Stock and Company Voting Securities immediately prior to such Business Combination do not, immediately following such Business Combination, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Stock and Company Voting Securities, as the case may be; or

(4) (i) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, or (ii) sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Stock and Company Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Stock and Company Voting Securities, as the case may be, immediately prior to such sale or disposition.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Committee” means the Compensation Committee of the Board.

(h) “Company” means Mastech Digital, Inc., a Pennsylvania corporation, including any successor thereto by merger, consolidation, acquisition of all or substantially all the assets thereof, or otherwise.

(i) “Compensation” means an Eligible Employee’s wages as reported on Form W-2 (i.e., wages as defined in section 3401(a) of the Code and all other payments of compensation for which the Participating Company is required to furnish the employee a written statement under sections 6041(d) and 6051(a)(3) of the Code), or, in the case of a Canadian Participating Employee, on Form T4, from a Participating Company, or, in the case of an Indian Participating Employee, an Eligible Employee’s total remuneration for services to a Participating Company to the extent includible in gross income for tax purposes, in each case reduced by reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation, and welfare benefits, but including salary reduction contributions and elective contributions to welfare benefit plans and retirement plans that are not includible in gross income in the jurisdiction where the Eligible Employee is resident.

(j) “Effective Date” means January 1, 2019

(k) “Election Form” means the written or electronic form acceptable to the Committee which an Eligible Employee shall use to make an election to purchase Shares through Payroll Deductions pursuant to the Plan.

(l) “Eligible Employee” means an Employee who is not an Ineligible Employee.

(m) “Eligible Employer” means the Company and any subsidiary of the Company, within the meaning of section 424(f) of the Code.

(n) “Employee” means a person who is an employee of a Participating Company.

(o) “Fair Market Value” means the closing price per Share on the NYSE American Stock Exchange, or, if not listed or traded on the NYSE American Stock Exchange, the principal national securities exchange on which the Shares are listed or admitted to trading or, if not listed or traded on any such exchange, on the National Market System of the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), or if not listed or traded on any such exchange or system, the fair market value as reasonably determined by the Board or the Committee, which determination shall be conclusive.

(p) “Five Percent Owner” means an Employee who, with respect to a Participating Company, is described in section 423(b)(3) of the Code.

(q) “Ineligible Employee” means an Employee who, as of an Offering Commencement Date:

(1) is a Five Percent Owner;

(2) has been continuously employed by the Mastech Group on a full-time basis for less than two years;

(3) is customarily employed by the Mastech Group for 20 hours or less per week;

(4) is customarily employed by the Mastech Group for not more than five months in any calendar year; or

(5) is restricted from participating under Paragraph 3(b).

(r) “Mastech Group” means the Company and any Affiliate of the Company.

(s) “Offering” means an offering of Shares by the Company to Eligible Employees pursuant to the Plan.

(t) “Offering Commencement Date” means the first day of each January 1 and July 1 beginning on or after Offerings are authorized by the Board or the Committee, until the Plan Termination Date, provided that the first Offering Commencement Date shall be January 1, 2019.

(u) “Offering Period” means the period extending from an Offering Commencement Date through the following Offering Termination Date.

(v) “Offering Termination Date” means the last day of each June and December following an Offering Commencement Date, or such other Offering Termination Date established in connection with a Terminating Event.

(w) “Participant” means an Eligible Employee who has timely delivered an Election Form to the Committee in accordance with procedures established by the Committee.

(x) “Participating Company” means each Eligible Employer that is a domestic subsidiary of the Company, and each other Eligible Employer listed on Exhibit A to the Plan.

(y) “Payroll Deductions” means amounts withheld from a Participant’s Compensation pursuant to the Plan, as described in Paragraph 5.

(z) “Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization.

(aa) “Plan” means the Mastech Digital, Inc. 2019 Employee Stock Purchase Plan, as set forth in this document, and as may be amended from time to time.

(bb) “Plan Termination Date” means the earlier of:

(1) the Offering Termination Date for the Offering in which the maximum number of Shares specified in Paragraph 9 have been issued pursuant to the Plan; or

(2) the date as of which the Board or the Committee chooses to terminate the Plan as provided in Paragraph 14.

(cc) “Purchase Price” means 85 percent of the lesser of: (1) the Fair Market Value per Share on the Offering Commencement Date, or if such date is not a trading day, then on the next trading day thereafter or (2) the Fair Market Value per Share on the Offering Termination Date, or if such date is not a trading day, then on the trading day immediately preceding the Offering Termination Date.

(dd) “Shares” means shares of Mastech Digital, Inc. common stock, par value $0.01.

(ee) “Successor-in-Interest” means the Participant’s executor or administrator, or such other person or entity to which the Participant’s rights under the Plan shall have passed by will or the laws of descent and distribution.

(ff) “Terminating Event” means any of the following events:

(1) the liquidation of the Company; or

(2) a Change of Control.

(gg) “Third Party” means any Person, together with such Person’s Affiliates, provided that the term “Third Party” shall not include the Company or an Affiliate of the Company.

(hh) “Termination Form” means the written or electronic form acceptable to the Committee which an Employee shall use to discontinue participation during an Offering Period pursuant to Paragraph 7(b).

3.	Eligibility and Participation.

(a) Eligibility. Except to the extent participation is restricted under Paragraph 3(b), each Eligible Employee shall be eligible to participate in the Plan.

(b) Restrictions on Participation. Notwithstanding any provisions of the Plan to the contrary, no Employee shall be eligible to purchase Shares in an Offering to the extent that:

(1) immediately after the purchase of Shares, such Employee would be a Five Percent Owner; or

(2) a purchase of Shares would permit such Employee’s rights to purchase stock under all employee stock purchase plans of the Participating Companies which meet the requirements of section 423(b) of the Code to accrue at a rate which exceeds $25,000 in fair market value (as determined pursuant to section 423(b)(8) of the Code) for each calendar year in which such right to purchase Shares is outstanding.

(c) Commencement of Participation. An Eligible Employee shall become a Participant by completing an Election Form and filing it with the Committee on or before the 15th day of the month immediately preceding the Offering Commencement Date for the first Offering to which such Election Form applies. Payroll Deductions for a Participant shall commence on first payroll period ending after the applicable Offering Commencement Date when his or her authorization for Payroll Deductions becomes effective, and shall end on the Plan Termination Date, unless sooner terminated by the Participant pursuant to Paragraph 7(b).

4.	Shares Per Offering.

The Plan shall be implemented by a series of Offerings that shall commence after Offerings have been authorized by the Board or the Committee, and terminate on the Plan Termination Date. Offerings shall be made with respect to Compensation accumulated during each Offering Period for the period commencing with the first day of the first Offering Period

(when such Offering Period is authorized by the Board or the Committee) and ending with the Plan Termination Date. Shares available for any Offering shall be the difference between the maximum number of Shares that may be issued under the Plan, as determined pursuant to Paragraph 9(a), for all of the Offerings, less the actual number of Shares purchased by Participants pursuant to prior Offerings, provided that the maximum number of Shares subject to purchase by any Participant for any calendar year shall not exceed 3,000. If the total number of Shares subject to purchase under the Plan on any Offering Termination Date exceeds the maximum number of Shares available, the Board or the Committee shall make a pro rata allocation of Shares available for delivery and distribution in as nearly a uniform manner as practicable, and as it shall determine to be fair and equitable, and the unapplied Account balances shall be returned to Participants as soon as practicable following the Offering Termination Date.

5.	Payroll Deductions.

(a) Amount of Payroll Deductions. On the Election Form, an Eligible Employee may elect to have Payroll Deductions of not more than 15 percent of Compensation earned for each payroll period ending within the Offering Period, subject to the limitation that the maximum amount of Payroll Deductions for any Eligible Employee for any calendar year shall not exceed $21,250. The rules established by the Committee regarding Payroll Deductions, as reflected on the Election Form, shall be consistent with section 423(b)(5) of the Code.

(b) Participants’ Accounts. All Payroll Deductions with respect to a Participant pursuant to Paragraph 5(a) shall be credited to the Participant’s Account under the Plan.

(c) Changes in Payroll Deductions. A Participant may discontinue Payroll Deductions during an Offering Period by providing a Termination Form to the Committee at any time before the Offering Termination Date applicable to any Offering. No other change can be made during an Offering, including, but not limited to, changes in the amount of Payroll Deductions for such Offering. A Participant may change the amount of Payroll Deductions for subsequent Offerings by giving written notice (or notice in another form pursuant to procedures established by the Committee) of such change to the Committee on or before the 15th day of the month immediately preceding the Offering Commencement Date for the Offering for which such change is effective.

6.	Purchase of Shares.

(a) In General. On each Offering Termination Date, each Participant shall be allocated a number of whole Shares equal to the quotient obtained by dividing the balance credited to the Participant’s Account as of the Offering Termination Date, by the Purchase Price, rounded to the next lowest whole Share. Purchase of Shares by a Participant under the Plan shall be effective upon credit of such Shares to the Participant’s Brokerage Account which shall be made as soon as practicable following the Offering Termination Date. Participants who receive their Compensation in currency other than U.S. dollars shall have their accumulated Payroll Deductions converted to U.S. dollars on the Offering Termination Date for the purpose of determining the number of Shares that shall be purchased on the Offering Termination Date, based on the currency conversion table as determined by the Committee on a uniform and nondiscriminatory basis.

(b) Terminating Events. The Company shall give Participants at least 30 days’ notice (or, if not practicable, such shorter notice as may be reasonably practicable) prior to the anticipated date of the consummation of a Terminating Event. The 20th day following the issuance of such notice by the Company (or such earlier date as the Board or the Committee may reasonably determine) shall constitute the Offering Termination Date for any outstanding Offering.

(c) Fractional Shares and Participant Refunds. Fractional Shares shall not be issued under the Plan. Amounts credited to an Account remaining after the application of such Account to the purchase of Shares for any Offering Period, including amounts that remain credited to an Account after the application of Paragraph 3(b)(2), shall be:

(1) used to satisfy all federal, state, provincial, city, municipal and other taxes as the Participating Companies shall determine are required to be withheld by them in connection with the Participant’s purchase of Shares pursuant to the Offering;

(2) credited to the Participant’s Account for the next succeeding Offering, provided that the Participant continues to be an Eligible Employee and elects to participate in such next succeeding Offering; or

(3) returned to the Participant as soon as practicable following the Offering Termination Date, without interest, if the Participant is not an Eligible Employee for the next succeeding Offering, or if the Participant fails to elect to participate in such next succeeding Offering.

(d) Transferability of Rights to Purchase Shares. No right to purchase Shares pursuant to the Plan shall be transferable other than by will or by the laws of descent and distribution, and no such right to purchase Shares pursuant to the Plan shall be exercisable during the Participant’s lifetime other than by the Participant.

7.	Termination of Participation.

(a) Account. Except as provided in Paragraph 7(c), no amounts shall be distributed from Participants’ Accounts during an Offering Period.

(b) Suspension of Participation. A Participant may discontinue Payroll Deductions during an Offering Period by providing a Termination Form to the Committee at any time before the Offering Termination Date applicable to any Offering, provided that a Participant’s Payroll Deductions shall be discontinued to the extent required in connection with a Participant’s hardship withdrawal under the rules of any qualified defined contribution in which a Participating Company is a participating employer or any other plan, program or arrangement pursuant to which discontinuance of contributions to the Plan may be required in connection with a Participant’s hardship withdrawal. All amounts credited to such Participant’s Account shall be applied to the purchase of Shares pursuant to Paragraph 6. A Participant who discontinues Payroll Deductions during an Offering Period by providing a Termination Form shall be eligible to participate in the Offering next following the date on which the Participant delivers the Termination Form to the Committee. A Participant whose Payroll Deductions are suspended during an Offering Period because of a hardship withdrawal under the rules of any plan, program or arrangement pursuant to which discontinuance of contributions to the Plan may be required in connection with a Participant’s hardship withdrawal shall automatically resume Payroll Deductions at the rate in effect immediately before the suspension for the next Offering Period that commences after the conclusion of the suspension, unless the Participant elects otherwise.

(c) Termination of Employment. Upon termination of a Participant’s employment for any reason, all amounts credited to such Participant’s Account shall be returned to the Participant, or, following the Participant’s death, to the Participant’s Successor-in-Interest.

8.	Interest.

No interest shall be paid or allowed with respect to Payroll Deductions paid into the Plan or credited to any Participant’s Account.

9.	Shares.

(a) Maximum Number of Shares; Adjustments. Subject to adjustment as provided in this Paragraph 9, not more than 600,000 Shares in the aggregate may be issued pursuant to the Plan pursuant to Offerings under the Plan. Shares issued pursuant to the Plan shall be Shares originally issued for such purpose. In the event that Shares are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company, whether through merger, consolidation, reorganization, recapitalization, stock dividend, stock split-up or other substitution of securities of the Company, the Board or the Committee shall make appropriate equitable anti-dilution adjustments to the number and class of shares of stock available for issuance under the Plan, to the number and class of shares of stock subject to outstanding Offerings and to the Purchase Price. Any reference to the Purchase Price in the Plan and in any related documents shall be a reference to the Purchase Price as so adjusted. Any reference to the term “Shares” in the Plan and in any related documents shall be a reference to the appropriate number and class of shares of stock available for issuance under the Plan, as adjusted pursuant to this Paragraph 9. The Board’s or the Committee’s adjustment shall be effective and binding for all purposes of this Plan. All Shares issued pursuant to the Plan shall be validly issued, fully paid and nonassessable.

(b) Participant’s Interest in Shares. A Participant shall have no interest in Shares offered under the Plan until Shares are credited to the Participant’s Brokerage Account.

(c) Crediting of Shares to Brokerage Account. Shares purchased under the Plan shall be credited to the Participant’s Brokerage Account as soon as practicable following the Offering Termination Date.

(d) Restrictions on Purchase. The Board or the Committee may, in its discretion, require as conditions to the purchase of any Shares under the Plan such conditions as it may deem necessary to assure that such purchase of Shares is in compliance with applicable securities laws.

(e) Restrictions on Sale of Shares. The Board or the Committee may, in its discretion, require as conditions to the sale of any Shares credited to Participants’ Brokerage Accounts under the Plan (i) such conditions as it may deem necessary to assure that such sale of Shares is in compliance with applicable securities laws and (ii) a minimum holding period (not to exceed one year) following the purchase of Shares before Shares credited to Participants’ Brokerage Accounts may be sold or otherwise transferred, provided that such holding period, if any, shall not apply to Shares credited to the Brokerage Account of a Participant who has terminated employment on account of death or disability.

10.	Expenses.

The Participating Companies shall pay all fees and expenses incurred (excluding individual Federal, state, local or other taxes) in connection with the Plan. No charge or deduction for any such expenses will be made to a Participant upon the termination of his or her participation under the Plan or upon the distribution of certificates representing Shares purchased with his or her Payroll Deductions.

11.	Taxes.

Each Participating Companies shall have the right to require each Participant to pay to the Participating Company the amount of any taxes which are required to be deducted and withheld in connection with the purchase of Shares under the Plan. Participating Companies shall have the right to withhold from each Participant’s Compensation or from any other amounts payable to each Participant an amount equal to all federal, state, provincial, city, municipal or other taxes as the Participating Companies shall determine are required to be withheld by them in connection with the purchase of Shares under the Plan and in connection with the sale of Shares acquired under the Plan. In connection with such withholding, the Participating Companies may make any such arrangements as they may deem necessary or appropriate to protect their interests.

12.	Plan and Contributions Not to Affect Employment.

The Plan shall not confer upon any Eligible Employee any right to continue in the employ of the Participating Companies.

13.	Administration.

The Plan shall be administered by the Committee. The Board and the Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations deemed necessary or advisable in administering the Plan, with or without the advice of counsel. The Committee may delegate its administrative duties, subject to its review and supervision, to the appropriate officers and employees of the Company. The determinations of the Board and the Committee on the matters referred to in this Paragraph 13 shall be conclusive and binding.

14.	Amendment and Termination.

The Board or the Committee may terminate the Plan at any time and may amend the Plan from time to time in any respect; provided, however, that upon any termination of the Plan, all Shares or Payroll Deductions (to the extent not yet applied to the purchase of Shares) under the Plan shall be distributed to the Participants, provided further, that no amendment to the Plan shall affect the right of any Participant to receive his or her proportionate interest in the Shares or his or her Payroll Deductions (to the extent not yet applied to the purchase of Shares) under the Plan, and provided further that the Company may seek shareholder approval of an amendment to the Plan if such approval is determined to be required by or advisable under the regulations of the Securities and Exchange Commission or the Internal Revenue Service, the rules of any stock exchange or system on which the Shares are listed or other applicable law or regulation. The Board or the Committee may delegate its authority to amend the Plan, or to designate or exclude an Eligible Employer as a Participating Company under Exhibit A, to an officer of the Company or committee of two or more officers of the Company.

15.	Effective Date.

The effective date of the Plan is January 1, 2019, provided that the effectiveness of the Plan is subject to the approval of the Company’s stockholders on or before the first anniversary of the date the Plan was adopted by the Board. If the Plan has not been approved by the Company’s stockholders on or before the date of the Company’s 2019 Annual Meeting, the Plan shall be treated as having terminated, and all Payroll Deductions under the Plan shall be distributed to the Participants as soon as reasonably practicable following the date of such 2019 Annual Meeting.

16.	Government and Other Regulations.

(a) In General. The purchase of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies as may be required.

(b) Securities Law. The Committee shall have the power to make each Offering under the Plan subject to such conditions as it deems necessary or appropriate to comply with the then-existing requirements of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, including Rule 16b-3 (or any similar rule) promulgated by the Securities and Exchange Commission thereunder, and any other applicable securities laws in the jurisdictions where Participants may reside.

17.	Non-Alienation.

No Participant shall be permitted to assign, alienate, sell, transfer, pledge or otherwise encumber his right to purchase Shares under the Plan prior to time that Shares are credited to the Participant’s Brokerage Account. Any attempt at assignment, alienation, sale, transfer, pledge or other encumbrance shall be void and of no effect.

18.	Notices.

Any notice required or permitted hereunder shall be sufficiently given only if delivered personally, telecopied, or sent by first class mail, postage prepaid, and addressed:

If to the Company:

Mastech Digital, Inc.

1305 Cherrington Parkway

Building 210, Suite 400

Moon Township, PA 15108

FAX: (412) 494-9272

Attention: General Counsel

Or any other address provided pursuant to notice provided by the Committee.

If to the Participant:

At the address on file with the Participating Company from time to time, or to such other address as either party may hereafter designate in writing (or via such other means of communication permitted by the Committee) by notice similarly given by one party to the other.

19.	Successors.

The Plan shall be binding upon and inure to the benefit of any successors or assigns of the Company.

20.	Currency.

Unless otherwise specified, all monetary references in the Plan are references to U.S. dollars.

21.	Severability.

If any part of this Plan shall be determined to be invalid or void in any respect, such determination shall not affect, impair, invalidate or nullify the remaining provisions of this Plan which shall continue in full force and effect.

22.	Acceptance.

The election by any Eligible Employee to participate in this Plan constitutes his or her acceptance of the terms of the Plan and his or her agreement to be bound hereby.

23.	Applicable Law.

This Plan shall be construed in accordance with the laws of the Commonwealth of Pennsylvania, to the extent not preempted by applicable Federal law.

Executed on the 13th day of December, 2018.

MASTECH DIGITAL, INC.

BY	/S/ JOHN J. CRONIN, JR.
John J. Cronin, Jr.
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

ATTEST	/S/ VIVEK GUPTA
Vivek Gupta
President, Chief Executive Officer and Director
(Principal Executive Officer)

EXHIBIT A

PARTICIPATING COMPANIES

Mastech Digital, Inc.

Mastech InfoTrellis Digital, Ltd

InfoTrellis India Private Limited

Mastech Digital Private Limited